Exhibit 10.4(c)
                                                                 ---------------

                                    SERIES A
                                PROMISSORY NOTE
                                ---------------

$4,112,640                                                 Tehachapi, California
                                                           December 16, 1985


         FOR VALUE RECEIVED, ZOND WINDSYSTEM PARTNERS, LTD., SERIES 85-A, a California Limited Partnership (the "Partnership") hereby prdmises to pay to the order of ZOND CONSTRUCTION CORPORATION III, a California corporation ("ZCC III"), at 112 South Curry Street, Tehachapi, California 93561, or at such other address as may be designated by ZCC III from time to time in writing, in lawful money of the United States of America, the principal sum of FOUR MILLION ONE HUNDRED TWELVE THOUSAND SIX HUNDRED FORTY DOLLARS ($4,112,640), together with interest thereon as provided for below and, upon demand, all costs (including without limitation reasonable attorney's fees) properly incurred in connection with the enforcement of, and the collection of all amounts due under, this Series A Promissory Note (this "Promissory Note").

         Simple interest shall accrue on the outstanding principal balance of this Promissory Note from and after December 16, 1985 at a rate of 11.25% per annum, computed on the basis of the actual number of days elapsed over a 360-day year.

         The Partnership promises to pay the principal amount of this Promissory Note, together with simple interest accrued at a rate set forth above on the outstanding balance of such principal amount, in thirty-two equal, semi-annual, installments, each in the amount of TWO HUNDRED SEVENTY-NINE THOUSAND NINE HUNDRED TWENTY AND 75/100 DOLLARS ($279,920.75), consisting of principal and accrued interest. The first such installment shall be paid on the six month anniversary date of the date set forth in the immediately preceding paragraph, the second such installment shall be paid on the twelve month anniversary date of the date set forth in the immediately preceding paragraph and thereafter one installment each shall be paid at six month intervals on the dates in each year commencing from the year 1987 and continuing through the year 2001 which correspond to the sixth month and twelfth month anniversary dates of the date set forth in the immediately preceding paragraph.

         This Note has been issued and is secured pursuant to a Purchase Note and Security Agreement (Series A) [the "Agreement"] dated as of November 7, 1985 between the Partnership and ZCC III and is further secured by a Series A Deed of Trust and Assignment of Rents dated as of November 7, 1985 (the "Deed of Trust") made by the Partnership in favor of ZCC III. Upon the occurrence of an Event of Default (as defined in the Agreement) or an event of default as provided for in
Section 4.01 of the Deed of Trust, the same not having been cured during any applicable cure period provided for in the Agreement or the Deed of Trust, ZCC III may, at its election, declare all unpaid principal of, and all unpaid interest accrued under, this Promissory Note to be immediately due and payable, and, in the event such amounts are not immediately paid upon demand therefor,


                                                                 ZOND#65/85A-FPN
                                      -1-

ZCC III may exercise its rights as a secured party under the Agreement and/or as the beneficiary under the Deed of Trust, to foreclose on the security interests granted to ZCC III under the Agreement and/or the Deed of Trust. This Promissory Note shall be without recourse to the Partnership, and in the event of any failure by the Partnership to pay any amount when due or payable (at the stated time of maturity or upon acceleration or otherwise) under this Promissory Note, ZCC III's sole recourse shall be to the security provided for with respect to this Promissory Note in the Agreement and the Deed of Trust and the Partnership shall in no event be personally liable under this Promissory Note.

         This Promissory Note is subject to mandatory prepayment in accordance with the provisions of the Agreement. Except for any such mandatory prepayments, no prepayments of principal or interest shall be permitted during the five-year period commencing from the date of issuance of this Promissory Note. After the expiration of such five-year period, prepayments of principal may be made at any time provided that any such prepayment is accompanied by payment of all accrued interest thereon and by additional payment of a premium calculated by multiplying the outstanding balance of principal immediately prior to such prepayment by a percentage equal to the product of (a) 11.25% and (b) the applicable fraction set forth below next to the specified anniversary date of the date of issuance of this Promissory Note which immediately precedes the date on which any such prepayment is made:

           Anniversary Date                    Applicable Fraction
           ----------------                    -------------------

                6th                                 10/15
                7th                                  9/15
                8th                                  8/15
                9th                                  7/15
               10th                                  6/15
               11th                                  5/15
               12th                                  4/15
               13th                                  3/15
               14th                                  2/15
               15th                                  1/15
               16th and after                           0

Any optional prepayment shall be applied against payments due under the Promissory Note in reverse order of maturity.

         All payment to be made under this Promissory Note shall be unconditional, and shall not be subject to offset, defense or counterclaim until all amounts payable under this Promissory Note have been paid in full.

         The Partnership hereby waives presentment, demand, protest or notice of any kind in connection with this Promissory Note, except to the extent such waiver is not permitted by law.

         This Promissory Note shall be construed in accordance with and governed by the laws of the State of California.

                                               ZOND WINDSYSTEM PARTNERS, LTD.
                                               SERIES 85-A, a California Limited
                                                 Partnership


                                               By ZOND WINDSYSTEMS MANAGEMENT
                                                 CORPORATION III, Its Authorized
                                                   General Partner


                                               By /s/ Craig A. Anderson
                                                  -----------------------------
                                                  Craig A. Anderson,
                                                  Senior Vice President -
                                                    General Counsel




Date printed 05-Dec-85

ZOND SYSTEMS, INC.
-----------------

LOAN AMORIZATION SCHEDULE; SEMI-ANNUAL         SERIES 85-A PURCHASE NOTE - 3rd 48 TURBINES
--------------------------------------         -------------------------------------------

FILE NAME: LNAMSEMI
           --------

-------------------------------------------------------------------------------------------------
|PRINCIPAL AMOUNT       )        4,112,640  |  EQUAL AMORTIZATION             )               1 |
|TERM IN YEARS          )               16  |  EQUAL PRINCIPAL                )               2 |
|INTEREST RATE (ANNUAL) )           11.250% |  SEMI-ANNUAL EQUAL AMORTIZATION )      279,920.75 |
|LOAN AMORTIZATION      )                1  |  SEMI-ANNUAL EQUAL PRINCIPAL    )      126,520.00 |
-------------------------------------------------------------------------------------------------

                                  SEMI-ANNUAL    SEMI-ANNUAL       SEMI-ANNUAL     REMAINING
SEMI-ANNUAL        BEGINNING      PRINCIPAL      INTEREST          TOTAL           PRINCIPAL
  PERIOD           PRINCIPAL      PAID           PAID              PAYMENT         BALANCE
-----------        ------------   -----------    --------------    -----------     ------------

       1           4,112,640.00     48,584.75      231,336.00       279,920.75     4,064,055.25
       2           4,064,055.25     51,317.64      228,603.11       279,920.75     4,012,737.60
       3           4,012,737.60     54,204.26      225,716.49       279,920.75     3,958,533.34
       4           3,958,533.34     57,253.25      222,667.50       279,920.75     3,901,280.09
       5           3,901,280.09     60,473.75      219,447.00       279,920.75     3,840,806.34
       6           3,840,806.34     63,875.40      216,045.36       279,920.75     3,776,930.95
       7           3,776,930.95     67,468.39      212,452.37       279,920.75     3,709,462.56
       8           3,709,462.56     71,263.48      208,657.27       279,920.75     3,638,199.07
       9           3,638,199.07     75,272.05      204,648.70       279,920.75     3,562,927.02
      10           3,562,927.02     79,506.11      200,414.64       279,920.75     3,483,420.91
      11           3,483,420.91     83,978.33      195,942.43       279,920.75     3,399,442.59
      12           3,399,442.59     88,702.11      191,218.65       279,920.75     3,310,740.48
      13           3,310,740.48     93,691.60      186,229.15       279,920.75     3,217,048.88
      14           3,217,048.88     98,961.75      180,959.00       279,920.75     3,118,087.13
      15           3,118,087.13    104,528.35      175,392.40       279,920.75     3,013,558.77
      16           3,013,558.77    110,408.07      169,512.68       279,920.75     2,903,150.70
      17           2,903,150.70    116,618.53      163,302.23       279,920.75     2,786,532.18
      18           2,786,532.18    123,178.32      155,742.44       279,920.75     2,663,353.86
      19           2,663,353.86    130,107.10      149,813.65       279,920.75     2,533,246.76
      20           2,533,246.76    137,425.62      142,495.13       279,920.75     2,395,821.14
      21           2,395,821.14    145,155.81      134,764.94       279,920.75     2,250,665.33
      22           2,250,665.33    153,320.83      126,599.92       279,920.75     2,097,344.50
      23           2,097,344.50    161,945.12      117,975.63       279,920.75     1,935,399.38
      24           1,935,399.38    171,054.54      108,866.21       279,920.75     1,764,344.84
      25           1,764,344.84    180,676.36       93,244.40       279,920.75     1,583,668.48
      26           1,583,668.48    190,839.40       89,081.35       279,920.75     1,392,829.08
      27           1,392,829.08    201,574.12       78,346.64       279,920.75     1,191,254.97
      28           1,191,254.97    212,912.66       67,006.09       279,920.75       978,342.30
      29             978,342.30    224,889.00       55,031.75       279,920.75       753,453.31
      30             753,453.31    237,539.00       42,381.75       279,920.75       515,914.30
      31             515,914.30    250,900.57       29,020.18       279,920.75       265,013.73
      32             265,013.73    265,013.73       14,907.02       279,920.75             0.00
